                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF
                            1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]Preliminary Proxy Statement

[X]Definitive Proxy Statement

[_]Definitive Additional Materials

[_]Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      Roberts Pharmaceutical Corporation
             -----------------------------------------------------
                (Name of Registrant as Specified in its Charter)

             -----------------------------------------------------
      (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a 6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:
-------------------------------------------------------------------
2) Aggregate number of securities to which transaction applies:
-------------------------------------------------------------------
3) Per unit price or other underlying value of transaction computed pursuant to Exchange ActRule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
-------------------------------------------------------------------

4) Proposed maximum aggregate value of transaction:
-------------------------------------------------------------------
5) Total fee paid:
-------------------------------------------------------------------

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount previously paid: ________________________________________
2) Form, Schedule or Registration Statement No.: __________________

3) Filing party: __________________________________________________

4) Date filed: ____________________________________________________

                                PROXY STATEMENT

                      ROBERTS PHARMACEUTICAL CORPORATION
                              Meridian Center II
                             4 Industrial Way West
                          Eatontown, New Jersey 07724

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 MAY 21, 1997

                               ----------------

To the Shareholders of
 ROBERTS PHARMACEUTICAL CORPORATION:

  The Annual Meeting of the Shareholders of ROBERTS PHARMACEUTICAL CORPORATION (the "Company") will be held on Wednesday, May 21, 1997 at the Company's headquarters, Meridian Center II, 4 Industrial Way West, Eatontown, New Jersey 07724, at 10:00 a.m., Eastern Daylight Savings Time, for the following purposes:

1. To elect eight Directors to serve for the following year or until their successors have been elected and qualify;

2. To transact such other business as may properly come before the meeting or any adjournment thereof.

  Holders of Common Stock of record at the close of business on April 8, 1997, are entitled to notice of and to vote at the meeting.

                                          ANTHONY A. RASCIO, ESQ.
                                          VICE PRESIDENT AND SECRETARY


Eatontown, New Jersey
April 30, 1997


YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. TO ENSURE YOUR REPRESENTATION AT THE MEETING, HOWEVER, YOU ARE URGED TO SIGN AND DATE THE ACCOMPANYING PROXY AND MAIL IT AT ONCE IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                      ROBERTS PHARMACEUTICAL CORPORATION

                               ----------------

                                PROXY STATEMENT

                               ----------------

GENERAL INFORMATION

  This Proxy Statement is furnished to the holders of Common Stock, $.01 par value ("Common Stock"), of Roberts Pharmaceutical Corporation (the "Company") in connection with the solicitation of proxies for use at the annual meeting of shareholders to be held on May 21, 1997, and at any adjournment thereof (the "Annual Meeting"), pursuant to the accompanying Notice of Annual Meeting of Shareholders. A form of proxy for use at the meeting is also enclosed. The Company anticipates mailing this Proxy Statement to its shareholders on or about April 30, 1997. The executive offices of the Company are located at Meridian Center II, 4 Industrial Way West, Eatontown, New Jersey 07724.

  Shareholders may revoke the authority granted by their execution of proxies at any time before the effective exercise of proxies by filing written notice of such revocation with the Secretary of the Annual Meeting. Presence at the Annual Meeting does not of itself revoke the proxy. All shares represented by executed and unrevoked proxies will be voted in accordance with the instructions therein. Proxies submitted without indication will be voted FOR the nominees for Director named herein. Management is not aware, at the date hereof, of any matters to be presented at the Annual Meeting other than the matters described hereinabove, but, if any other matter is properly presented, the persons named in the proxy will vote thereon according to their best judgment.

  The cost of preparing, assembling and mailing the proxy material is to be borne by the Company. Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company (the "Board of Directors"). It is not anticipated that any compensation will be paid for soliciting proxies, and the Company does not intend to employ specially engaged personnel in the solicitation of proxies. It is contemplated that proxies will be solicited principally through the mail. Further, Directors, officers and employees of the Company may also, without additional compensation, solicit proxies, personally or by mail, telephone, telegraph, facsimile transmission or special letter.

VOTING SECURITIES

  The voting securities entitled to vote at the Annual Meeting consist of shares of Common Stock of the Company with each share of Common Stock entitling its owner to one vote on an equal basis. The number of outstanding shares of Common Stock on April 8, 1997 was 27,281,481. Only shareholders of record on the books of the Company at the close of business on that date will be entitled to vote at the Annual Meeting. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy and entitled to vote, will constitute a quorum at the Annual Meeting for purposes of electing Directors. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

  Directors shall be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares of Common Stock present in person or represented by proxy and entitled to vote. The proxy card provides space for a shareholder to withhold votes for any or all nominees for the Board of Directors.

  All votes will be tabulated by the inspector of election appointed for the Annual Meeting who will separately tabulate affirmative votes, negative votes, authority withheld for any nominee for Director, abstentions and broker non-votes. Authority withheld will be counted toward the tabulation of total votes cast in the election for Directors and will have the same effect as a negative vote. Under the New Jersey Business Corporation Act and under the Company's By-Laws, any proxy submitted and containing an abstention or a broker non-vote will not be counted as a vote cast on any matter to which it relates.

PRINCIPAL SHAREHOLDERS

  The following table sets forth information as of April 8, 1997, with respect to each person who is known by the Company to be the beneficial owner, as defined in Rule 13d-3 ("Rule 13d-3") of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of more than five percent (5%) of the Company's Common Stock.

                                                  AMOUNT AND NATURE      PERCENT
     NAME AND ADDRESS                               OF BENEFICIAL          OF
     OF BENEFICIAL OWNER                            OWNERSHIP(1)          CLASS
     -------------------                          -----------------      -------
  Yamanouchi Group Holding Inc.(2)...............     5,048,500           18.5%
  Robert A. Vukovich, Ph.D.(3)...................     2,119,161(4)(5)(6)   7.6%

--------
(1) Except as otherwise indicated, all of the shares of the Company's Common Stock are held beneficially and of record.
(2) The address of the principal office of such shareholder is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. Yamanouchi Group Holding Inc. ("Yamanouchi Group Holding") is a wholly owned subsidiary of Yamanouchi Pharmaceutical Co., Ltd. ("Yamanouchi").
(3) Dr. Vukovich is Chairman of the Board of Directors, President and Chief Executive Officer of the Company and maintains a business address at the Company's offices at Meridian Center II, 4 Industrial Way West, Eatontown, New Jersey 07724.
(4) Includes 430,000 shares of Common Stock subject to currently exercisable options granted to Dr. Vukovich pursuant to the Company's stock option plans.
(5) Includes 6,590 shares of Common Stock held by Dr. Vukovich's wife, with respect to which Dr. Vukovich disclaims beneficial ownership.
(6) Includes 45,000 shares of Common Stock subject to currently exercisable stock options granted to Dr. Vukovich's wife, with respect to which Dr. Vukovich disclaims beneficial ownership.

SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth information as of April 8, 1997, with respect to the beneficial ownership (as defined in Rule 13d-3 of the Exchange Act) of the Company's Common Stock by each Director or nominee for Director, each of the Named Officers (as defined in the section captioned "Executive Compensation") and by all Directors, nominees for Director and Executive Officers of the Company as a group:

                                           AMOUNT AND NATURE
                                             OF BENEFICIAL            PERCENT OF
NAME OF BENEFICIAL HOLDER                    OWNERSHIP(1)               CLASS
-------------------------                  -----------------          ----------
Robert A. Vukovich, Ph.D..................   2,119,161 (2)(3)(4)         7.6%
Robert W. Loy.............................      84,500 (5)               (6)
John T. Spitznagel........................      19,000 (7)               (6)
Peter M. Rogalin..........................      18,000 (8)               (6)
Anthony A. Rascio, Esq. ..................      60,465 (9)               (6)
Takao Miyamoto............................             (10)
Akihiko Matsubara.........................             (10)
Digby W. Barrios..........................      24,000 (11)              (6)
Zola P. Horovitz, Ph.D....................       5,000 (12)              (6)
Joseph N. Noonburg........................        --
All Directors, Nominees for Director and
 Executive Officers as a Group (10 per-
 sons)....................................   2,330,126 (2)(3)(4)(5)      8.3%
                                                       (7)(8)(9)(11)

--------

 (1) Except as otherwise indicated, all of the shares of the Company's Common Stock are held beneficially and of record.
 (2) Includes 430,000 shares of Common Stock subject to currently exercisable options granted to Dr. Vukovich pursuant to the Company's Incentive Stock Option Plan, Restricted Stock Option Plan and Equity Incentive Plan.
 (3) Includes 6,590 shares of Common Stock held by Dr. Vukovich's wife, with respect to which Dr. Vukovich disclaims beneficial ownership.
 (4) Includes 45,000 shares of Common Stock subject to currently exercisable stock options granted to Dr. Vukovich's wife, with respect to which Dr. Vukovich disclaims beneficial ownership.
 (5) Includes 83,500 shares of Common Stock subject to currently exercisable options granted pursuant to the Incentive Stock Option Plan and Equity Incentive Plan.
 (6) Shares beneficially owned do not exceed 1% of the Company's outstanding shares of Common Stock.
 (7) Includes 18,500 shares of Common Stock subject to currently exercisable options granted pursuant to the Incentive Stock Option Plan and Equity Incentive Plan.
 (8) Includes 16,500 shares of Common Stock subject to currently exercisable options granted pursuant to the Incentive Stock Option Plan and Equity Incentive Plan.
 (9) Includes 6,200 shares of Common Stock subject to currently exercisable options granted pursuant to the Incentive Stock Option Plan.
(10) Yamanouchi Group Holding, a principal shareholder of the Company, is a wholly owned subsidiary of Yamanouchi. Yamanouchi Group Holding holds 5,048,500 shares of the Company's Common Stock. Each of Mr. Miyamoto and Mr. Matsubara is a Director of the Company designated by Yamanouchi to serve in that capacity and currently serves as an executive of Yamanouchi. Yamanouchi has decided not to designate any member of the Company's Board of Directors for election at the Annual Meeting.
(11) Includes 21,000 shares of Common Stock subject to currently exercisable options granted pursuant to the Restricted Stock Option Plan.
(12) Includes 5,000 shares of Common Stock subject to currently exercisable options granted pursuant to the Restricted Stock Option Plan.

AGREEMENTS WITH YAMANOUCHI

  Yamanouchi, through a subsidiary, owns 5,048,500 shares of the Company's Common Stock. Of such shares, 4,000,000 were acquired in March 1992 for an aggregate purchase price of $95,352,000 pursuant to the terms of a stock purchase agreement (the "Stock Purchase Agreement") entered into by the Company and Yamanouchi. Under the terms of the Stock Purchase Agreement, Yamanouchi has certain preemptive rights to acquire securities issued by the Company for so long as Yamanouchi owns at least 15% of the Company's outstanding Common Stock on a fully diluted basis, and the Company is prohibited from taking any action to prevent Yamanouchi from directly or indirectly acquiring all of the remaining shares of the Company's outstanding Common Stock, provided that any such acquisition is made in accordance with the terms of the Stock Purchase Agreement. Yamanouchi is under no obligation to acquire additional shares of Common Stock. For so long as Yamanouchi owns 10% of the outstanding Common Stock on a fully diluted basis, Yamanouchi has granted the Company a right of first refusal with respect to any shares of Common Stock which it proposes to sell, subject to certain specified exceptions.

  The Company has granted Yamanouchi certain demand and piggyback registration rights with respect to shares of Common Stock owned by it. Under the Stock Purchase Agreement, the Company is required to discuss with and obtain the views of Yamanouchi with respect to certain specified transactions, including equity offerings; incurring a material amount of debt; a material change in the Company's capital structure; and the granting of any material license to a third party. If any such proposed transaction involves a financing, the Company has agreed to review with Yamanouchi its financing needs prior to engaging in such transaction and to give Yamanouchi a reasonable opportunity to propose and negotiate a financing alternative for the Company, though Yamanouchi is under no obligation to do so. Yamanouchi is entitled to designate two members of the Company's Board of Directors for so long as it owns at least 18% of the outstanding shares of the Company's Common Stock on a fully diluted basis (or one Director for so long as it owns at least 10% of such Common Stock). Pursuant to a shareholder agreement between Yamanouchi and Dr. Vukovich (the "Shareholder Agreement") entered into at the same time as the Stock Purchase Agreement, Dr. Vukovich has agreed to vote all shares of Common Stock held by him in favor of the election of any such designees. Yamanouchi has decided not to designate any member of the Company's Board of Directors for election at the Annual Meeting. Although Yamanouchi will not have a representative serve on the Company's Board of Directors for the following year, the Stock Purchase Agreement permits Yamanouchi to designate a representative to attend any or all meetings of the Board of Directors during such period.

  Under the Shareholder Agreement, Dr. Vukovich has granted Yamanouchi certain rights of first refusal with respect to shares of the Company's outstanding Common Stock that he proposes to sell. Moreover, Dr. Vukovich has agreed in the Shareholder Agreement to support as a shareholder and officer of the Company any fair offer by Yamanouchi to acquire the Company or its outstanding Common Stock made after December 10, 1994 and before December 31, 1998. Yamanouchi is under no obligation to acquire the Company or any shares of Common Stock of the Company.

                             ELECTION OF DIRECTORS

  In accordance with the Company's By-Laws which provide that the Board of Directors shall consist of not less than three nor more than fifteen members, the Board of Directors has fixed the number of Directors at eight. Each of the individuals named below has been nominated for election as a Director by the Board of Directors. Except for Mr. Noonburg, each such individual named below is currently a member of the Board of Directors of the Company.

  Officers serve at the discretion of the Board of Directors. The Company has entered into employment agreements with certain officers. See "Employment Agreements."

  It is the intention of the persons named in the accompanying proxy to vote, unless otherwise instructed, in favor of the election of the eight nominees named hereinafter as Directors of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES FOR DIRECTOR.

  If any of the nominees should be unavailable for election, the proxies will be voted for the election of such other person or persons as shall be determined by the persons named in the proxy in accordance with their judgment. The Company is not aware of any reason why any of the nominees should become unavailable for election, or if elected, should be unable to serve as a Director.

  There are no family relationships among the current Directors, Executive Officers or persons nominated by the Company to become Directors.

Nominees

  The nominees, their ages and current principal occupations or employment, are as follows:

                                        Principal Occupation
    Nominee                         Age   Or Employment
    -------                         --- --------------------
 Robert A. Vukovich, Ph.D. .......   53 Chairman of the Board of Directors,
                                        President and Chief Executive Officer of
                                        Roberts Pharmaceutical Corporation
 Robert W. Loy....................   59 Executive Vice President--Operations and
                                        New Business Development and a Director
                                        of Roberts Pharmaceutical Corporation
 John T. Spitznagel...............   55 Executive Vice President--Worldwide
                                        Sales and Marketing and a Director of
                                        Roberts Pharmaceutical Corporation
 Peter M. Rogalin.................   54 Vice President, Treasurer, Chief
                                        Financial Officer and a Director of
                                        Roberts Pharmaceutical Corporation
 Anthony A. Rascio, Esq. .........   54 Vice President, Secretary, General
                                        Counsel and a Director of Roberts
                                        Pharmaceutical Corporation
 Digby W. Barrios.................   59 Self-employed Consultant and a Director
                                        of Roberts Pharmaceutical Corporation
 Zola P. Horovitz, Ph.D. .........   62 Self-employed Consultant and a Director
                                        of Roberts Pharmaceutical Corporation
 Joseph N. Noonburg...............   61 Self-employed Consultant

  Each Director will hold office until the next Annual Meeting of Shareholders or until his successor is elected and qualifies. Dr. Vukovich serves as a Director of Cypros Pharmaceutical Corporation and Biotransplant, Inc. Mr. Barrios serves as a Director of Sepracor, Inc. and Cypros Pharmaceutical Corporation. Dr. Horovitz serves as a Director of BioCryst Pharmaceutical, Magainin Pharmaceutical, Synaptic Pharmaceutical, Avigen, Inc., Procept, Inc., Diacrin, Inc. and Clinicor. None of the other nominees holds any directorships in companies with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended.

  Robert A. Vukovich, Ph.D., has served as Chairman of the Board and President of the Company since its inception in 1983. From 1979 to 1983, he served as Director of the Division of Developmental Therapeutics for Revlon Health Care Group. From 1970 to 1974, Dr. Vukovich was employed in various capacities by the Squibb Institute and served as Director of Clinical Pharmacology for that organization from 1974 to 1979. Prior to 1970, Dr. Vukovich was a clinical research scientist for The Warner Lambert Research Institute. Dr. Vukovich is a graduate of Jefferson Medical College, Philadelphia, Pennsylvania, with training in pharmacology and pathology.

  ROBERT W. LOY assumed the newly created position of Executive Vice President--Operations and New Business Development in March 1996. Mr. Loy served as Chief Operating Officer of the Company from August 1992 to March 1996 and as a Vice President of the Company from December 1992 to March 1996. Mr. Loy also has served as a Director of the Company since October 1993. From 1963 to 1990, he held various positions at Squibb Corporation, including that of Vice President, Worldwide Operations for the Squibb Derm Division. From 1990 to 1992, Mr. Loy served as Vice President, International Sales and Marketing, with Hollister, Inc. Mr. Loy received his undergraduate degree from Old Dominion University and attended Villanova University Graduate School.

  JOHN T. SPITZNAGEL has served as Executive Vice President--Worldwide Sales and Marketing since March 1996. In July 1996, the Company's Board of Directors appointed him as an officer of the Company and also as a Director to fill a vacancy which existed on the Board. Mr. Spitznagel served as President of Reed and Carnrick Pharmaceuticals from September 1990 through July 1995. In 1989 and 1990, Mr. Spitznagel served as Chief Executive Officer of BioCryst Pharmaceuticals, Inc. From 1979 through 1989, Mr. Spitznagel held various positions with Wyeth-Ayerst Laboratories, advancing from Marketing Director to Senior Vice President of Marketing and Sales. Mr. Spitznagel was employed by Roche Laboratories from 1971 through 1979 and by Warner-Chilcott Laboratories from 1966 through 1971 in various sales, marketing and management positions. Mr. Spitznagel received his undergraduate degree from Rider University and an M.B.A. from Fairleigh Dickinson University.

  PETER M. ROGALIN has served as Vice President, Treasurer and Chief Financial Officer and a Director of the Company since February 5, 1996. From 1978 to 1992, Mr. Rogalin was employed in various executive capacities by Sterling Winthrop, Inc. (formerly Sterling Drug, Inc.), including Assistant Treasurer from 1987 through 1992. From 1993 through July 1994, Mr. Rogalin was a Principal in RK Associates, a consulting firm with specific expertise in financial and business operations and systems for small and medium sized companies. From July 1994 through January 1996, Mr. Rogalin served as Vice President--Finance and Chief Financial Officer of ImClone Systems, Inc., a biopharmaceutical company engaged in research and development of therapeutic products for the treatment of cancer and cancer related disorders. Mr. Rogalin, a Certified Public Accountant, received his undergraduate degree from St. Lawrence University and an M.B.A. from the Graduate School of Business, New York University.

  ANTHONY A. RASCIO, ESQ., has served as Vice President and General Counsel and a Director of the Company since June 1987. In addition, he served as Assistant Secretary of the Company from June 1987 to June 1992, at which time he assumed the position of Secretary of the Company. From January 1987 to June 1987, Mr. Rascio was Director, Legal Affairs for the Company. During 1986, Mr. Rascio was engaged in the private practice of law. From 1984 through 1985, Mr. Rascio was employed as Director, International Operations by Jeffrey Martin, Inc., a marketer of cosmetics and proprietary medicines. Mr. Rascio served as Legal Director, International Pharmaceutical Products Division for Schering-Plough Corporation from 1980 through 1984 and held various legal positions with that company from 1971 to 1980. Mr. Rascio received undergraduate and law degrees from Fordham University.

  DIGBY W. BARRIOS served as the President and Chief Executive Officer of Boehringer Ingelheim Corporation from 1988 to 1992 and as an executive of that company in various positions from 1983 to 1988. Since 1992, Mr. Barrios has been self-employed as a consultant. Mr. Barrios also serves as a Director or trustee of several academic institutions and pharmaceutical organizations. He received his undergraduate degree from Loyola University. Mr. Barrios has served as a Director of the Company since March 1994.

  ZOLA P. HOROVITZ, PH.D. has been self-employed as a consultant in the biotechnology and pharmaceutical industries from 1994 through the present. From 1959 to 1994, Dr. Horovitz held various positions at Bristol-Myers Squibb Corporation, including that of Vice President, Business Development and Planning. Dr. Horovitz was appointed as a Director of the Company in October, 1996, to fill the vacancy created by the death of W. Robert Fowler. Dr. Horovitz received his undergraduate degree, masters degree and Ph.D. from the University of Pittsburgh.

  JOSEPH N. NOONBURG has been self-employed as a consultant in the pharmaceutical industry since 1995. From 1961 to 1995, Mr. Noonburg was employed in various executive capacities with Reed and Carnrick
Pharmaceuticals, a division of Block Drug Company, including as Senior Vice President, Sales. Mr. Noonburg received his undergraduate degree from Rutgers University.

MEETINGS OF THE BOARD OF DIRECTORS; COMMITTEES

  During the fiscal year ended December 31, 1996, the Board of Directors held five (5) regular meetings. During fiscal 1996, each incumbent member of the Company's Board of Directors attended at least 75% of the meetings of the Board of Directors and each of the committees on which he served which were held during the period such person served as a Director and, if applicable, a committee member.

  The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee.

AUDIT COMMITTEE

  The current members of the Audit Committee of the Board of Directors (the "Audit Committee") are Mr. Barrios and Dr. Horovitz. The functions of the Audit Committee are, among other things, to recommend to the Board of Directors, the auditors to be engaged as the Company's independent public accountants; to review the proposed plan and scope for the annual audit and the results of such audit when completed; to review the services rendered by the auditors and the fees charged for such services; to determine the effect, if any, on the independent public accountants' independence in the performance of any non-audit services; and to review the plan, scope and results of the Company's internal audit operations. During the fiscal year ended December 31, 1996, the Audit Committee held four (4) meetings.

COMPENSATION COMMITTEE

  The current members of the Compensation Committee of the Board of Directors (the "Compensation Committee") are Mr. Barrios and Dr. Horovitz. The Compensation Committee determines the compensation of officers and administers the Management Incentive Compensation Plan, the Restricted Stock Option Plan (the "Restricted Option Plan"), the 1996 Equity Incentive Plan (the "Equity Incentive Plan") and the Employee Stock Purchase Plan (the "Stock Purchase Plan"). With respect to the Restricted Option Plan and the Equity Incentive Plan (collectively, the "Option Plans"), the administration of these Option Plans involves the determination of persons to whom options are granted, or awards are made, and the terms of such grants or awards, including the number of shares subject to options or awards, the type of grants or awards, and the exercise price thereof, subject to the express provisions set forth in each of the Option Plans. In addition, the Compensation Committee administers the Company's Money Purchase Pension Plan (the "Money Purchase Plan"), the Company's Employees Savings and Protection Plan (the "401(k) Plan") and the Company's Incentive Stock Option Plan (the "Incentive Option Plan") which has terminated. Options granted under the Incentive Option Plan prior to its termination remain outstanding and exercisable pursuant to their terms. During the fiscal year ended December 31, 1996, the Compensation Committee held five
(5) meetings and acted by unanimous written consent on four (4) occasions.

                             CORPORATE PERFORMANCE

  The graph below compares the cumulative total shareholder return on the Common Stock of the Company for the five years ended December 31, 1996, with the cumulative total return on two broad market indices over the same period (assuming an investment of $100 in the Company's Common Stock and in each of the indices on December 31, 1991, and reinvestment of all dividends in the two broad market indices).

                             [CHART APPEARS HERE]


                12/31/91   12/31/92   12/31/93    12/31/94   12/31/95   12/31/96
Roberts
  Pharmaceutical
  Corporation        100         70        124          99         55         35
NASDAQ Stock
  Market (US
  Companies)         100        116        134         131        185        227
NASDAQ
  Pharmaceutical
  Stocks             100         83         74          58        102        102


Average Annual Compound Growth Rates
------------------------------------

Roberts Pharmaceutical Corporation      -18.9%
NASDAQ Stock Market (US Companies)       17.8%
NASDAQ Pharmaceutical Stocks              0.5%

                            EXECUTIVE COMPENSATION

  The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company and its subsidiaries for the fiscal years ended December 31, 1996, 1995 and 1994, of the Company's Chief Executive Officer and the other Executive Officers of the Company who earned salary and bonuses in fiscal 1996 in excess of $100,000 (collectively, the "Named Officers"):

                          SUMMARY COMPENSATION TABLE

                                     ANNUAL
                                  COMPENSATION    LONG TERM COMPENSATION
                                ----------------- --------------------------
                                                  SECURITIES
                                                  UNDERLYING     ALL OTHER
                                 SALARY   BONUS    OPTIONS      COMPENSATION
NAME & PRINCIPAL POSITION  YEAR  ($)(1)   ($)(2)  /SARS (#)      ($)(3)(4)
-------------------------  ---- -------- -------- ----------    ------------
Robert A. Vukovich,
 Ph.D. ..................  1996 $540,000 $    --   790,000(7)      $7,500
 President and Chief       1995  452,770      --       --           7,500
 Executive Officer         1994  469,038  600,000  200,000          7,500
Robert W. Loy............  1996  202,071      --   136,000(8)       7,500
 Executive Vice President  1995  182,196      --    81,000(9)       7,500
                           1994  177,458   75,000   65,000(10)      7,500
John T. Spitznagel (5)...  1996  149,715      --   115,000(11)      6,750
 Executive Vice President
Peter M. Rogalin (6).....  1996  155,677      --   115,000(12)      7,500
 Vice President, Trea-
  surer and
 Chief Financial Officer
Anthony A. Rascio, Esq. .  1996  148,069      --    17,000(13)      7,442
 Vice President, Secre-
  tary and                 1995  131,030      --     7,000(9)       6,698
 General Counsel           1994  131,100    5,000    7,000(10)      6,705

--------
 (1) Includes amounts earned but deferred at the election of the Named Officers under the Company's 401(k) Plan. See "Employees Savings and Protection Plan."
 (2) Represents amounts paid to the Named Officers pursuant to the Company's Management Incentive Compensation Plan. See "Compensation Committee Report on Executive Compensation."
 (3) Includes amounts to be contributed by the Company under the 401(k) Plan. Amounts to be contributed by the Company to the accounts of the Named Officers for fiscal 1996 are as follows: Dr. Vukovich--$4,500; Mr. Loy-- $4,500; Mr. Spitznagel--$3,750; Mr. Rogalin--$4,500; and Mr. Rascio-- $4,442.
 (4) Includes amounts to be contributed by the Company under the Money Purchase Plan. Amounts to be contributed by the Company to the accounts of the Named Officers for fiscal 1996 are as follows: Dr. Vukovich-- $3,000; Mr. Loy--$3,000; Mr. Spitznagel--$3,000; Mr. Rogalin--$3,000; and
     Mr. Rascio --$3,000.
 (5) Mr. Spitznagel joined the Company in March, 1996.
 (6) Mr. Rogalin joined the Company in February, 1996.
 (7) Includes 350,000 shares of Common Stock underlying options and 150,000 Stock Appreciation Rights ("SARs") granted during the fiscal year ended December 31, 1996. Includes also 290,000 shares of Common Stock underlying options granted during the fiscal years ended December 31, 1993 and December 31, 1994 which were repriced by the Company in December, 1996. See "Report on Option Repricing" and "Compensation Committee Report on Executive Compensation."
 (8) Includes 25,000 shares of Common Stock underlying options and 30,000 SARs granted during the fiscal year ended December 31, 1996. Includes also 81,000 shares of Common Stock underlying options granted during the fiscal years ended December 31, 1992 through December 31, 1994 which were repriced by the Company in December, 1996. See "Report on Option Repricing" and "Compensation Committee Report on Executive Compensation."

 (9) Includes 81,000 and 7,000 shares of Common Stock underlying options granted during the fiscal years ended December 31, 1992 through December 31, 1994 to Mr. Loy and Mr. Rascio, respectively; such options were repriced by the Company during the fiscal year ended December 31, 1995.
(10) Includes 15,000 and 2,000 shares of Common Stock underlying options granted during the fiscal year ended December 31, 1993 to Mr. Loy and Mr. Rascio, respectively; such options were repriced by the Company during the fiscal year ended December 31, 1994.
(11) Includes 55,000 shares of Common Stock underlying options and 30,000 SARs granted during the fiscal year ended December 31, 1996. Includes also 30,000 shares of Common Stock underlying options granted in 1996 which were repriced by the Company in December, 1996. See "Report on Option Repricing" and "Compensation Committee Report on Executive Compensation."
(12) Includes 55,000 shares of Common Stock underlying options and 30,000 SARs granted during the fiscal year ended December 31, 1996. Includes also 30,000 shares of Common Stock underlying options granted in 1996 which were repriced by the Company in December, 1996. See "Report on Option Repricing" and "Compensation Committee Report on Executive Compensation."
(13) Includes 5,000 shares of Common Stock underlying options granted in 1996 and repriced in December, 1996. Includes also 7,000 shares of Common Stock underlying options granted during the years December 31, 1992 through December 31, 1994 which were repriced by the Company in December, 1996. See "Report on Option Repricing."

EMPLOYMENT AGREEMENTS

  The Company has entered into employment agreements with each of Dr. Vukovich, Mr. Loy, Mr. Spitznagel, Mr. Rogalin and Mr. Rascio. The employment agreements with Dr. Vukovich, Mr. Loy, Mr. Spitznagel, Mr. Rogalin and Mr. Rascio, provide for base minimum salaries of $540,000, $186,500, $185,000, $175,000 and $135,200, respectively. In addition, the agreements entitle each of such officers to participate in any incentive compensation plan offered to the Company's senior level management and to receive all vacation and other benefits, including insurance, provided to employees of the Company.

  Under the terms of the employment agreements with Dr. Vukovich, Mr. Loy and Mr. Rascio, in the event that the employment of any such officer is terminated by the Company other than for the officer's willful misconduct, the officer is entitled to receive all base compensation at the annual rate of his base compensation at the time of termination for three years after the termination (five years after termination in the case of Dr. Vukovich) and to additional payments equal to three times the officer's average annual bonus and incentive compensation for the period commencing July 1, 1988 and ending upon termination of the employment agreement and to three times any payment made by the Company during the fiscal year prior to termination to the 401(k) Plan and/or Money Purchase Plan on behalf of the officer (five times the average annual bonus and incentive compensation received during such period by Dr. Vukovich and five times any payment made by the Company during the fiscal year prior to termination to the 401(k) Plan and/or Money Purchase Plan on behalf of Dr. Vukovich) (all such payments made to an officer in connection with the termination of employment are referred to herein collectively as "Severance Compensation"). The Severance Compensation shall be paid to the officer in the same manner and on the same dates as the officer would have received such compensation had the termination of the employment agreement not occurred.

  Under the terms of the employment agreements with Dr. Vukovich, Mr. Loy and Mr. Rascio, in the event that the employment of any such officer is terminated by the Company in connection with a "change in control" (as such term is defined in such employment agreements) of the Company, the officer is entitled to receive the full amount of the Severance Compensation. However, if, after giving the Company six months notice, such officer terminates his employment with the Company in connection with a change in control of the Company, the officer shall be entitled to receive 75% of the Severance Compensation (100% of the Severance Compensation in the case of Dr. Vukovich).

  Under the terms of the employment agreements with Mr. Spitznagel and Mr. Rogalin, in the event that the employment of either such officer is terminated by the Company in connection with a "change in control" (as such term is defined in such employment agreements) of the Company, the officer is entitled to receive 100% of the base compensation which such officer is receiving on the date of termination of the employment agreement for a period of two (2) years following the termination date.

  The Internal Revenue Code of 1986, as amended (the "Code"), imposes an excise tax on and limits the Company's deduction of payments to terminated employees following a change in control if the payments meet certain requirements and exceed the limit set forth in the Code. Generally, this limit is equal to three times the employee's average annual compensation for the five taxable years preceding the year in which the change of control occurs. The employment agreements with Dr. Vukovich, Mr. Loy and Mr. Rascio provide that the Company shall pay any such excise taxes assessed against the officers in connection with any Severance Compensation payments made or benefits conferred under the employment agreements, including, in connection with a change in control of the Company.

  In the event of termination of an officer's employment with the Company for any reason, each of the employment agreements provides that such officer shall have the right to elect, during a period of seven months from the date of termination, to exercise all options previously granted to the officer under all stock option plans then adopted and maintained by the Company, whether or not such options would then be exercisable. In the event of termination for any reason by an officer, each of the employment agreements prohibit such officer from engaging in any activities in direct competition with the Company for a two year period. Under the terms of the employment agreements with Dr. Vukovich, Mr. Loy and Mr. Rascio, in the event of the "disability" (as such term is defined in each of the employment agreements) of any such officer, such officer shall be entitled to receive the full Severance Compensation from the Company. The current terms of each of the employment agreements, which are automatically renewed for successive one year periods upon their expiration, expire as follows: Dr. Vukovich--July 2001; Mr. Loy--December 1997; Mr. Rascio--December 1997; Mr. Spitznagel--November 1998; and Mr. Rogalin-- November 1998.

EMPLOYEES SAVINGS AND PROTECTION PLAN

  All employees who have completed six months of service with the Company and have attained age 20-1/2 are eligible to participate in the Company's 401(k) Plan. The 401(k) Plan is intended to qualify under Section 401 of the Code. The 401(k) Plan enables electing employees to save up to 20% of their pre-tax compensation, subject to a dollar limit which is set by law, through contributions to the 401(k) Plan. The Company may, but is not obligated to, make matching contributions to the 401(k) Plan up to a limit of 3% of a participant's compensation. The total of employee and Company contributions under the 401(k) Plan for fiscal 1996 will be $906,732 of which the Company will contribute $257,377. See the Summary Compensation Table for amounts to be contributed by the Company under the 401(k) Plan to the accounts of the Named Officers.

MONEY PURCHASE PENSION PLAN

  The Company has adopted the Money Purchase Plan. All full-time employees who have completed one year of service with the Company and have attained age 20-1/2 are eligible to participate in the Money Purchase Plan (the "Eligible Participants"). For the 1996 fiscal year, the Company will contribute an aggregate amount of $256,067 under the Money Purchase Plan, which will be distributed to the accounts of the Company's employees who were Eligible Participants as of December 31, 1996 pursuant to an allocation percentage equal to 2% of each Eligible Participant's 1996 compensation up to $150,000. Contributions to the Money Purchase Plan by the Company, including the aggregate amount, if any, and the percentage of the annual compensation of Eligible Participants to be contributed to their accounts, are determined by the Compensation Committee subject to review by the Company's Board of Directors. An Eligible Participant's rights in the funds in his or her Money Purchase Plan account will vest 20% per year commencing after three years of service with the Company. Full vesting occurs after seven years of service with the Company. See the Summary Compensation Table for amounts to be contributed by the Company under the Money Purchase Plan to the accounts of the Named Officers for fiscal 1996.

RESTRICTED STOCK OPTION PLAN

  The Restricted Option Plan is administered by the Compensation Committee which may grant options to purchase Common Stock to selected employees, consultants and Directors. Options granted under the Restricted Option Plan are nontransferable. The Compensation Committee has the discretion to establish the option exercise price, and the option exercise price may be less than the fair market value of the Common Stock at the time of the grant of the option. Options granted under the Restricted Option Plan may be exercised by payment of the exercise price in cash or such other form of consideration as may be deemed acceptable by the Compensation Committee. Shares issued pursuant to the exercise of options under the Restricted Option Plan may be subject to restrictions against disposition and an obligation of resale to the Company at the original acquisition price. Such restrictions and obligations lapse as determined by the Compensation Committee or as specified in the Restricted Option Plan. The Restricted Option Plan provides for the lapse of restrictions against disposition and the obligations of resale in the event of, among other things, the shareholder's death, disability or retirement.

EMPLOYEE STOCK PURCHASE PLAN

  The Stock Purchase Plan approved by the Board and the shareholders of the Company in 1996, was implemented by the Company effective as of April 1, 1997. Under the Stock Purchase Plan, eligible employees may use salary deductions to invest in the Company's Common Stock pursuant to a plan which is intended to qualify as an "employee stock purchase plan" within the meaning of section 423 of the Code. Each eligible employee who elects to participate in the Stock Purchase Plan shall be able to designate from 1% to 10% of the eligible employee's compensation, which shall automatically be deducted from the employee's paycheck, to purchase shares of the Company's Common Stock; provided, that no employee participant may purchase in a particular plan year under the Stock Purchase Plan, shares of Common Stock with a fair market value more than $25,000.

  The Stock Purchase Plan is administered by the Compensation Committee. 500,000 shares of the Company's Common Stock have been reserved for issuance under the Stock Purchase Plan. The Stock Purchase Plan shall terminate when all shares of Common Stock reserved for issuance are issued, or at any other time at the discretion of the Board of Directors. As of April 8, 1997, no shares of the Company's Common Stock have been issued under the Stock Purchase Plan.

EQUITY INCENTIVE PLAN

  The Equity Incentive Plan is administered by the Compensation Committee. The Equity Incentive Plan authorizes the Compensation Committee to grant (i) "incentive stock options" within the meaning of section 422 of the Code, (ii) non-qualified stock options, (iii) SARs, (iv) restricted stock grants, (v) deferred stock awards, and (vi) other stock based awards to employees of the Company and its subsidiaries and other persons and entities who, in the opinion of the Compensation Committee, are in a position to make a significant contribution to the success of the Company and its subsidiaries. Awards may be made singly, in combination or in tandem.

  The Compensation Committee shall determine (i) the recipient of awards under the Equity Incentive Plan, (ii) the times at which awards will be made, (iii) the size and type of awards, and (iv) the terms, conditions, limitations and restrictions of awards. The Equity Incentive Plan will terminate on May 21, 2006, unless earlier terminated by the Board.

INCENTIVE STOCK OPTION PLAN

  The Incentive Option Plan was terminated before its scheduled expiration date in connection with the approval and adoption of the Equity Incentive Plan. However, options granted under the Incentive Option Plan which were outstanding on the date of such termination of the Incentive Option Plan, will remain outstanding and be exercisable pursuant to their respective terms. As of April 8, 1997 there are 820,975 such options still outstanding.

OPTION GRANTS

  The Company has (i) options outstanding under the Restricted Option Plan and the Incentive Option Plan; and (ii) has options and SARs outstanding under the Equity Incentive Plan. The following table shows, for the fiscal year ended December 31, 1996, certain information regarding options and SARs granted to each of the Named Officers, including information with respect to the repricing of certain options.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                            INDIVIDUAL GRANTS
                         --------------------------------------------------------
                                                                                  POTENTIAL REALIZABLE VALUE AT
                                                                                         ASSUMED ANNUAL
                                               % OF TOTAL                                RATES OF STOCK
                         NUMBER OF SECURITIES OPTIONS/SARS                           PRICE APPRECIATION FOR
                              UNDERLYING       GRANTED TO  EXERCISE OR                 OPTION/SAR TERM (1)
                         OPTIONS/SARS GRANTED EMPLOYEES IN BASE PRICE  EXPIRATION ------------------------------
                                 (#)          FISCAL YEAR    ($/SH)       DATE        5% ($)        10% ($)
                         -------------------- ------------ ----------- ---------- -------------- ---------------
Robert A. Vukovich,
 Ph.D. .................       350,000(2)          10%       $11.500    12/16/02  $    1,368,885 $    3,105,533
                                90,000(4)           3%        11.375    05/12/98         104,934        214,988
                               200,000(4)           6%        11.375    07/28/99         358,597        753,025
                               150,000(5)           4%        11.250    01/01/00         363,667        783,169
Robert W. Loy...........        25,000(2)          (6)        11.500    12/16/02          97,777        221,824
                                16,000(4)          (6)        11.375    09/19/98          18,655         38,220
                                15,000(4)          (6)        11.375    10/13/99          26,895         56,477
                                50,000(4)           1%        11.375    07/28/99          89,649        188,256
                                30,000(5)          (6)        11.250    01/01/00          72,733        156,634
John T. Spitznagel......        30,000(3)          (6)        21.250    03/04/02         216,811        491,870
                                25,000(2)          (6)        11.500    12/16/02          97,777        221,824
                                30,000(4)          (6)        11.375    03/04/02         116,058        263,295
                                30,000(5)          (6)        11.250    01/01/00          72,733        156,634
Peter M. Rogalin........        20,000(3)          (6)        21.750    02/13/02         147,942        335,629
                                10,000(2)          (6)        16.635    10/23/02          56,575        128,349
                                25,000(2)          (6)        11.500    12/16/02          97,777        221,824
                                20,000(4)          (6)        11.375    02/13/02          77,372        175,530
                                10,000(4)          (6)        11.375    10/23/02          38,686         87,765
                                30,000(5)          (6)        11.250    01/01/00          72,733        156,634
Anthony A. Rascio,
 Esq. ..................         5,000(2)          (6)        16.635    10/23/02          28,287         64,175
                                 2,000(4)          (6)        11.375    10/13/99           3,586          7,530
                                 5,000(4)          (6)        11.375    07/28/99           8,965         18,826
                                 5,000(4)          (6)        11.375    10/23/02          19,343         43,883

--------
(1) The potential realizable value does not represent actual value. The value, if any, a Named Officer may realize will depend upon the excess of the fair market value of the Common Stock over the exercise price on the date the option or SAR is exercised so that there is no assurance the value realized by the Named Officer will be at or near the estimated value. The estimated values are based upon assumptions of 5% and 10% appreciation, respectively, in the fair market value of the Company's Common Stock from the date of grant or repricing of these options and SARs through the expiration dates of such options and SARs.
(2) Includes 350,000, 25,000, 25,000, 35,000 and 5,000 shares of Common Stock underlying options granted under the Equity Incentive Plan during the fiscal year ended December 31, 1996 to Dr. Vukovich and Messrs. Loy, Spitznagel, Rogalin and Rascio, respectively.
(3) Includes 30,000 and 20,000 shares of Common Stock underlying options granted under the Incentive Option Plan during the fiscal year ended December 31, 1996 to Messrs. Spitznagel and Rogalin, respectively.
(4) Includes 290,000, 81,000, 30,000, 30,000 and 12,000 shares of Common Stock underlying options which were repriced by the Company in December 1996 with respect to options held by Dr. Vukovich and Messrs. Loy, Spitznagel, Rogalin and Rascio, respectively. See "Report on Repricing."

(5) Includes 150,000, 30,000, 30,000 and 30,000 SARs granted under the Equity Incentive Plan during the fiscal year ended December 31, 1996 to Dr. Vukovich and Messrs. Loy, Spitznagel and Rogalin, respectively.
(6) Represents less than 1% of total options or SARs granted to Employees or repriced in the fiscal year ended December 31, 1996.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

  Shown below is certain information with respect to options exercised by each of the Named Officers during the fiscal year ended December 31, 1996 and certain information regarding options held by each of the Named Officers at December 31, 1996.

   AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR
                                    VALUES

                                                                                        VALUE OF
                                                       NUMBER OF SECURITIES           UNEXERCISED
                                                      UNDERLYING UNEXERCISED          IN-THE MONEY
                           SHARES                      OPTIONS/SARS HELD AT           OPTIONS/SARS
                          ACQUIRED                          FY-END(#)               AT FY-END($)(2)
                             ON          VALUE      -------------------------- --------------------------
NAME                     EXERCISE(#) REALIZED($)(1) EXERCISABLE/ UNEXERCISABLE EXERCISABLE/ UNEXERCISABLE
----                     ----------- -------------- ------------ ------------- ------------ -------------
Robert A. Vukovich,
 Ph.D. .................      --        $   --        505,000       285,000        $ 0           $ 0
Robert W. Loy...........      --            --         98,500        37,500          0             0
John T. Spitznagel......      --            --         27,500        57,500          0             0
Peter M. Rogalin........      --            --         27,500        57,500          0             0
Anthony A. Rascio, Esq..    2,986        45,163         6,200         5,800          0             0

--------
(1) The amounts in this column represent the difference between the exercise price and the average of the reported sales prices of the Company's Common Stock on the NASDAQ National Market System on the date of exercise of the stock options by the Named Officer. The amount actually realized by each such Named Officer upon the sale of such shares of Common Stock may be greater or less than, or the same as, the amounts shown above.
(2) The value of unexercised in-the-money options and SARs represents the difference between an option's or SAR's exercise price and the reported last sale price of the Company's Common Stock on the NASDAQ National Market System on December 31, 1996 ($11.25 per share). The actual value, if any, a Named Officer may realize upon the exercise of an option or an SAR will depend upon the excess of the stock price over the exercise price on the date the option or an SAR is exercised, so that there is no assurance the value realized by a Named Officer will be at or near the value which would have been realized if such options or SARs were exercised on December 31, 1996.

REPORT ON OPTION REPRICING

  The Compensation Committee examined the market price of the Company's Common Stock during 1996 and determined that the exercise price of certain stock options issued under the Equity Incentive Plan, Incentive Option Plan and Restricted Option Plan were consistently higher than the average market price of the Company's Common Stock over the period of time studied. The Compensation Committee concluded that such stock options were not providing the desired incentive to those employees of the Company whom the Compensation Committee believed were making and were expected to continue to make substantial contributions to the successful growth of the Company's business.

  In order to make the incentive feature of certain options more meaningful to the employees whom the Company believes are important to the future growth and success of the Company, the Compensation Committee, which administers the Option Plans, approved an adjustment in the exercise price of certain options to the last reported sale price ($11.375) of the Company's Common Stock on the NASDAQ National Market System on December 3, 1996. Options with respect to 2,183,219 shares of the Company's Common Stock held by all of the Company's current employees, including certain of the Named Officers, were repriced. The repriced options retained their original vesting status and expiration dates. The Compensation Committee believes that the repricing of such options has had the desired effect and will, once again, provide employees of the Company with an attractive opportunity for increased equity ownership and a meaningful incentive to remain in the employ of the Company for the long term. In addition, certain options held by Mr. Barrios and Dr. Horovitz, Directors of the Company, were repriced at the same time and on the same terms as the repricing for employees of the Company. See "Directors' Compensation."

                                          COMPENSATION COMMITTEE

                                          Digby W. Barrios
                                          Dr. Zola P. Horovitz

  Shown below is information with respect to all repricings of options held by any Executive Officer of the Company during the period commencing on the date of the Company's initial public offering (January 23, 1990) through December 31, 1996.

                          TEN-YEAR OPTION
                            REPRICINGS
                        -------------------
                                                                                   LENGTH OF
                                 NUMBER OF                                          ORIGINAL
                                SECURITIES   MARKET PRICE    EXERCISE             OPTION TERM
                                UNDERLYING    OF STOCK AT    PRICE AT      NEW    REMAINING AT
                                  OPTIONS       TIME OF       TIME OF    EXERCISE   DATE  OF
                                REPRICED OR  REPRICING OR    REPRICING    PRICE    REPRICING
NAME AND POSITION        DATE   AMENDED (#)  AMENDMENT ($) AMENDMENT ($)   ($)     AMENDMENT
-----------------       ------- -----------  ------------- ------------- -------- ------------
Robert A. Vukovich,
 Ph.D.................. 12/3/96    90,000(1)    $11.375       $20.00     $11.375  1 Yr 5 Mos
 President and Chief    12/3/96   200,000(1)     11.375        25.00      11.375  2 Yrs 7 Mos
  Executive Officer

Robert W. Loy.......... 12/3/96    16,000(2)     11.375        18.25      11.375  1 Yr 9 Mos
 Executive Vice Presi-  12/3/96    15,000(2)     11.375        18.25      11.375  2 Yrs 10 Mos
  dent                  12/3/96    50,000(2)     11.375        18.25      11.375  2 Yrs 7 Mos
                        9/14/95    16,000        18.25         19.50      18.25   3 Yrs
                        9/14/95    50,000        18.25         25.00      18.25   3 Yrs 11 Mos
                        9/14/95    15,000        18.25         25.00      18.25   4 Yrs 1 Mo
                        7/28/94    15,000        25.00         36.50      25.00   5 Yrs 2 Mos

John T. Spitznagel..... 12/3/96    30,000(3)     11.375        21.25      11.375  5 Yrs 3 Mos
 Executive Vice Presi-
  dent

Peter M. Rogalin....... 12/3/96    20,000(4)     11.375        21.75      11.375  5 Yrs 2 Mos
 Vice President, Trea-  12/3/96    10,000(4)     11.375        16.635     11.375  5 Yrs 10 Mos
  surer, and Chief
  Financial Officer

Anthony A. Rascio,
 Esq. ................. 12/3/96     2,000(5)     11.375        18.25      11.375  2 Yrs 10 Mos
 Vice President, Secre- 12/3/96     5,000(5)     11.375        18.25      11.375  2 Yrs 7 Mos
  tary and General      12/3/96     5,000(5)     11.375        16.635     11.375  5 Yrs 10 Mos
  Counsel               9/14/95     5,000        18.25         25.00      18.25   3 Yrs 11 Mos
                        9/14/95     2,000        18.25         25.00      18.25   4 Yrs 1 Mo
                        7/28/94     2,000        25.00         36.50      25.00   5 Yrs 2 Mos
                        9/18/90    10,000         3.875         6.00       3.875  5 Yrs 9 Mos

Anthony P. Maris....... 9/14/95    16,000        18.25         19.50      18.25   3 Yrs
 Former Employee/       9/14/95    50,000        18.25         25.00      18.25   3 Yrs 11 Mos
  Executive Officer     9/14/95    15,000        18.25         25.00      18.25   4 Yrs 1 Mo
                        7/28/94    15,000        25.00         36.50      25.00   5 Yrs 2 Mos
                        9/18/90    10,000         3.875         6.00       3.875  5 Yrs 9 Mos

Frank S. Caruso........ 9/18/90    10,000         3.875         6.00       3.875  5 Yrs 9 Mos
 Former Employee/
  Executive Officer

--------
(1) Represents the repricing of 90,000 and 200,000 shares of Common Stock underlying options granted by the Company to Dr. Vukovich in May, 1993 and July, 1994, respectively, which were repriced by the Company in December, 1996. See "Compensation Committee Report on Option Repricing."
(2) Represents 16,000, 15,000 and 50,000 shares of Common Stock underlying options granted by the Company to Mr. Loy in September, 1992, October, 1993, and July, 1994, respectively, which were repriced by the Company in December, 1996. See "Compensation Committee Report on Option Repricing."

(3) Represents 30,000 shares of Common Stock underlying options granted by the Company to Mr. Spitznagel in March, 1996, which were repriced by the Company in December, 1996. See "Compensation Committee Report on Option Repricing."
(4) Represents 20,000 and 10,000 shares of Common Stock underlying options granted by the Company to Mr. Rogalin in February, 1996 and November, 1996, respectively, which were repriced by the Company in December, 1996. See "Compensation Committee Report on Option Repricing."
(5) Represents 2,000, 5,000 and 5,000 shares of Common Stock underlying options granted by the Company to Mr. Rascio in November, 1993, July, 1997 and November, 1996, respectively, which were repriced by the Company in December, 1996. See "Compensation Committee Report on Option Repricing."

DIRECTORS' COMPENSATION

  Each Director who is not an employee of the Company is entitled to receive a participation fee of $500 for each meeting of the Board of Directors attended and a fee of $250 for each meeting attended of any committee of the Board of Directors on which such Director serves. In addition, each Director who is not an employee of the Company is entitled to receive a $7,500 fee annually for services as a Director. The Company makes no payment to Directors who are employees of the Company for their services on the Board of Directors or committees thereof. The Company paid a total of $47,433 during the fiscal year ended December 31, 1996 to Directors who are not employees of the Company. Each of Mr. Miyamoto and Mr. Matsubara chose not to receive any compensation for serving as a Director of the Company in 1996. Nonemployee directors are eligible to participate in the Company's Restricted Option Plan and the Equity Incentive Plan. During the fiscal year ended December 31, 1996, options and SARs were granted to Mr. Barrios and Dr. Horovitz and previously granted options held by Mr. Barrios and Dr. Horovitz were repriced in connection with the repricing of options held by certain employees of the Company. In 1996, options with respect to 15,000 and 20,000 shares were granted to Mr. Barrios and Dr. Horovitz, respectively, and 7,500 SARs were granted to each of Mr. Barrios and Dr. Horovitz. In addition, options with respect to 20,000 shares and 10,000 shares held by Mr. Barrios and Dr. Horovitz, respectively, were repriced in 1996. See "Report on Option Repricing." Neither Mr. Miyamoto, Mr. Matsubara nor any other representative of Yamanouchi, who has served on the Board of Directors, has received any options or SARs from the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

 GENERAL COMPENSATION POLICIES

  The base salaries and wages for all the Company's employees are managed through the Company's wage and salary administration program. Increases in base salary and wages are managed according to three guidelines: individual merit, promotions and competitive factors. Guidelines are established each year and vary in order to reflect the Company's performance and the competitive environment and to manage appropriately the overall cost of wage and salary growth.

  The Company's compensation program is based on a pay for performance criterion and consists of three key components: base salary, an annual incentive bonus program and longer term incentives through the granting of equity based awards, such as stock options and stock appreciation rights. The compensation program is designed to attract, retain and motivate the best personnel possible for all levels of the Company. The Company's various programs are designed to treat all employees in a fair and equitable manner and have the following common attributes upon which compensation is based:

    . level of job responsibility;
    . individual performance;
    . company performance;
    . competitive marketplace factors.

EXECUTIVE OFFICER COMPENSATION

  The method of compensation of the Company's Executive Officers is consistent with the Company's general compensation policies and is related to the Company's growth and performance. The Compensation Committee is responsible for administering the compensation program for Executive Officers of the Company, the

Management Incentive Compensation Plan, the Company's Option Plans, the Money Purchase Plan and the 401(k) Plan. The Compensation Committee believes that the Company's compensation practices should reward strategic management of the business in the best long term interests of the shareholders.

  A portion of an Executive Officer's compensation may consist of bonus payments under the Management Incentive Compensation Plan. Under this plan, awards are based on the Company's performance and the employee's contribution to that performance. The aggregate amount allocated to any individual award under the Management Incentive Compensation Plan is determined by the Compensation Committee.

  The Company's long term incentives are generally in the form of stock option grants. The objectives of the Company's stock option programs are to advance the long term interests of the Company and its shareholders. Equity compensation, in the form of stock options, is an important element of the performance-based compensation of the Executive Officers. The grant of stock options continues the Company's practice of providing for management's equity ownership in order to ensure that their interests remain closely aligned with those of the Company's shareholders. Equity ownership in the Company provides a direct relationship between executive compensation and shareholder value. Stock options provide the Company's key employees an opportunity for increased equity ownership, and create an incentive to remain with the Company for the long term. The Equity Incentive Plan authorizes the Compensation Committee to grant SARs to employees of the Company. The Company granted SARs to certain of its Executive Officers and Directors in 1996. These rights are expected to provide the holders thereof with an additional long term incentive, the value of which is a function of the appreciation in the value of a share of the Company's Common Stock. Neither the grant nor the exercise of stock options having an exercise price equal to or greater than the fair market value of the Company's Common Stock on the date of grant will affect the Company's income statement. The grant of SARs affects the Company's income statement by way of a charge to compensation expense measured by the amount by which the price of the Company's Common Stock at the end of a measurement period exceeds the grant price of the SAR. Accordingly, the compensation expense attributable to a SAR reported for any measurement period will be adjusted in future periods depending upon the market price of the Company's Common Stock at the end of the measurement period.

  The compensation of the Company's Chief Executive Officer is determined by the Compensation Committee based on its assessment of the Company's financial and non-financial performance against a background of various factors. The Committee has identified several factors which are critical to the success of the business, including sales growth, business growth and achievement, financial strength, progress toward achievement of goals and growth in shareholder value. The Compensation Committee believes it is important that these factors are well managed in order to maximize returns to the Company's shareholders over the long term. Performance is reviewed on an annual basis. Under his employment agreement, Dr. Vukovich was entitled to receive a minimum base salary of $540,000 in 1996. Based on the Compensation Committee's review and evaluation of various performance factors outlined above, Dr. Vukovich's annual salary was not increased in 1996; however, the salary paid to him in 1996 was 19.3% greater than the salary paid to him in 1995 when Dr. Vukovich voluntarily elected to forego his salary for approximately two months, which represented a voluntary reduction of 16% from the $540,000 salary authorized for 1995.

  The Company granted options in 1996 to Dr. Vukovich and certain other Executive Officers of the Company as follows: Dr. Vukovich--350,000; Mr. Loy-- 25,000; Mr. Spitznagel--25,000; and Mr. Rogalin--25,000. Fifty percent of these options are exercisable immediately and the balance are exercisable one year after the date of grant. In addition, the Company granted options in 1996 with respect to 30,000, 30,000 and 5,000 shares to each of Messrs. Spitznagel, Rogalin and Rascio, respectively, which are exercisable in substantially equal installments over a period of five years from the date of grant. Options granted to other employees of the Company in 1996 vest in equal installments over a five year period. All of the options granted in 1996 have a six year term.

  Incentive bonus awards to the Chief Executive Officer are determined by the Compensation Committee based on the Company's performance and the Compensation Committee's assessment of the individual contribution of the Chief Executive Officer to that performance. The Compensation Committee did not award any bonuses to Dr. Vukovich or any other Executive Officer of the Company for 1996. Nevertheless, the Compensation Committee determined that SARs should be awarded to Dr. Vukovich and certain of the Company's Executive Officers and Directors to reward certain achievements that the Company made in 1996 even though the financial performance of the Company for 1996 was less favorable than planned. In recognition of a variety of corporate achievements, including the approval of ProAmatine by the U.S. Food and Drug Administration (the "FDA"), the acquisition of a manufacturing facility in Canada and the successful completion of two offerings of the Company's equity securities for $115 million, the Company awarded SARs to certain of its Executive Officers and Directors. SARs awarded in 1996 to Dr. Vukovich and certain Executive Officers of the Company are as follows: Dr. Vukovich--150,000; Mr. Loy--30,000; Mr. Spitznagel--30,000; and Mr. Rogalin--30,000. In its assessment of the award to Dr. Vukovich, the Compensation Committee focused on Dr. Vukovich's significant contribution toward obtaining FDA approval of ProAmatine. The SARs awarded to certain Executive Officers and Directors in 1996 have a four year term, expiring on December 31, 2000, and are exercisable in whole or in part over said term. Fifty percent of the rights granted were exercisable on the date of grant and the remaining fifty percent become exercisable on January 1, 1998. Vesting of the SARs is accelerated upon a change in control of the Company. Upon exercise of a SAR, the holder is entitled to receive, in cash, an amount equal to the excess of the fair market value of a share of the Company's Common Stock on the date of exercise over $11.25, the fair market value of a share of the Company's Common Stock on December 31, 1996, the date the SARs were granted.

  In 1993, the Company adopted the Money Purchase Plan which is available to all full-time employees who have completed one year of service with the Company and attained age 20- 1/2. The Compensation Committee believes this additional Company benefit will help attract, retain and motivate the best personnel possible for all levels of the Company, particularly in light of the fact that comparable benefits are offered by competitors of the Company. See "Money Purchase Pension Plan."

  Section 162(m) of the Code ("Section 162(m)"), which was enacted in 1993 (final regulations adopted December 19, 1995) for taxable years beginning on or after January 1, 1994, generally disallows a tax deduction to public companies for compensation over $1 million (per capita) paid to a corporation's Chief Executive Officer and four other highest paid officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met.

  The 162(m) limitation has not yet had any significant effect upon the Company and its ability to deduct, for tax purposes, the compensation paid to the Company's Named Officers. Compensation paid, or to be paid, pursuant to certain of the Company's employee benefit plans will not qualify for the performance-based compensation exception to Section 162(m) by reason of Dr. Vukovich's previous participation as a member of the Compensation Committee. Dr. Vukovich resigned from the Compensation Committee in 1995 with the intention that the Company would thus be able to attempt to qualify compensation to be paid pursuant to future employee benefit plans under the performance-based exception to Section 162(m).

  The Compensation Committee recognizes that certain future events, such as a change in control of the Company, termination by the Company of certain executive personnel, or the exercise of certain stock options, depending upon the difference between the fair market value of the Company's Common Stock and the exercise price of such an option on the date of exercise, may result in the disallowance of a portion of the Company's compensation deductions under
Section 162(m) as it relates to the Named Officers of the Company. See "Employment Agreements." Moreover, the Compensation Committee may from time to time award compensation that may be non-deductible under Section 162(m) when, in the exercise of the Compensation Committee's business judgment, such award would be in the best interests of the Company.

                                          COMPENSATION COMMITTEE

                                          Digby W. Barrios
                                          Dr. Zola P. Horovitz

         COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

  Section 16(a) of the Exchange Act requires the Company's Executive Officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission ("SEC"). Executive Officers, Directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.

  Based solely on the Company's review of the copies of such forms it has received, the Company believes that all its Executive Officers, Directors, and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to reports required to be filed by Section 16(a) of the Exchange Act during fiscal 1996 except for the following report which was filed late: the Form 4 required to be filed by Mr. Barrios for the month of February 1996, as a result of the grant in that month of options to acquire shares of Common Stock. Mr. Barrios filed a Form 4 upon realizing the inadvertent omission.

                                 ANNUAL REPORT

  The annual report to shareholders for the fiscal year ended December 31, 1996 accompanies this Proxy Statement. Coopers & Lybrand L.L.P. has audited the financial statements for the fiscal year ended December 31, 1996, which financial statements are contained in the annual report to shareholders. Such annual report, including the audited financial statements contained therein, is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy soliciting material.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

  Selection of the independent public accountants for the Company is made by the Board of Directors and is based upon the recommendation of the Company's Audit Committee. Coopers & Lybrand L.L.P. was the Company's independent public accountants for the fiscal year ended December 31, 1996. A representative of Coopers & Lybrand L.L.P. will be present at the meeting and will have an opportunity to make a statement if the representative desires to do so. Said representative will also be available to respond to appropriate questions from shareholders of the Company.

  The appointment of the Company's independent public accountants for the current fiscal year shall be made by the Board of Directors at its annual reorganization meeting which shall be held immediately following the conclusion of the Annual Meeting of Shareholders.

                             SHAREHOLDER PROPOSALS

  Shareholder proposals for presentation at the Company's next Annual Meeting of shareholders must be received by the Company at its principal executive offices for inclusion in its proxy statement and form of proxy relating to that meeting no later than December 31, 1997. The Company's By-Laws contain certain procedures which must be followed in connection with shareholder proposals.

  MANAGEMENT OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE NOMINEES TO THE BOARD OF DIRECTORS.

  THE COMPANY SUBMITS TO THE SECURITIES AND EXCHANGE COMMISSION AN ANNUAL REPORT ON FORM 10-K. COPIES OF THE REPORT WILL BE FURNISHED WITHOUT CHARGE UPON WRITTEN REQUEST RECEIVED FROM ANY HOLDER OF RECORD OR BENEFICIAL OWNER OF SHARES OF THE COMMON STOCK OF THE COMPANY. REQUESTS SHOULD BE DIRECTED TO INVESTOR RELATIONS, ROBERTS PHARMACEUTICAL CORPORATION, MERIDIAN CENTER II, 4 INDUSTRIAL WAY WEST, EATONTOWN, NEW JERSEY 07724.

  ALL SHAREHOLDERS ARE URGED TO FILL IN, SIGN AND SEND IN THEIR PROXIES WITHOUT DELAY TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY, 2 BROADWAY, 19TH FLOOR, NEW YORK, NY 10004. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                                          Anthony A. Rascio, Esq.
                                          Vice President and Secretary
April 30, 1997

                       ROBERTS PHARMACEUTICAL CORPORATION

                 ANNUAL MEETING OF SHAREHOLDERS - MAY 21, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby nominates and appoints Robert A. Vukovich, Ph.D. and Anthony A. Rascio, Esq. and each of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to vote with respect to all of the shares of Common Stock of ROBERTS PHARMACEUTICAL CORPORATION standing in the name of the undersigned at the close of business on April 8, 1997, at the annual meeting of shareholders to be held at the Company's headquarters, Meridian Center II, 4 Industrial Way West, Eatontown, New Jersey 07724, on May 21, 1997 at 10:00 a.m., and at any and all adjournment or adjournments thereof, with all powers that the undersigned would possess if personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the reverse side of this Proxy.

1.   ELECTION OF DIRECTORS

     FOR all nominees listed below       WITHHOLD AUTHORITY
                                         to vote for all
     (except as marked to the            nominees listed
     contrary below)  ---                below    ---

                      ---                         ---

     Robert A. Vukovich, Ph.D., Robert W. Loy, John T. Spitznagel, Peter M. Rogalin, Anthony A. Rascio, Esq., Digby W. Barrios, Zola P. Horovitz, Ph.D. and Joseph N. Noonburg.

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

--------------------------------------------------------------------------------

2. In their discretion upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

     The shares represented by this Proxy will be voted in the manner directed, and if no instructions to the contrary are indicated, will be voted FOR the election of the nominees indicated on the reverse side of this Proxy.

                              NOTE:     Please mark, sign, date and return
                                        promptly in the envelope provided.
                                        No postage is required if mailed
                                        in the United States.

                              DATE: ________________________________, 1997


                                   ________________________________
                                           (Signature)


                                   ________________________________
                                           (Signature)

                              Please sign exactly as your name appears. When signing as attorney, executor, administrator, trustee or guardian, please set forth your full title. If signer is a corporation, please sign the full corporate name by a duly authorized officer. Joint owners should each sign.

          PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.